UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

June 19, 2014

LIGHTBRIDGE CORPORATION
(Exact name of small business issuer as specified in its charter)

Nevada	001-34487	91-1975651
(State or other jurisdiction of	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1600 Tysons Boulevard, Suite 550
McLean, VA 22102
(Address of Principal Executive Offices)

571.730.1200
(Registrant’s Telephone Number, Including Area Code)

______________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 19, 2014, the Annual Meeting of Lightbridge Corporation’s Stockholders was held in Washington, DC. At the meeting, the Company’s stockholders:

i.	re-elected each of the five existing directors to serve as a director of the Company until the 2015 annual meeting of stockholders, or until a successor is duly elected and qualified;

ii.	ratified the selection of Anderson Bradshaw PLLC as Lightbridge Corporation’s independent registered public accounting firm for the year ending December 31, 2014; and

iii.	approved, on an advisory basis, Lightbridge Corporation’s executive compensation as described in Lightbridge Corporation’s proxy statement dated April 25, 2014.

Proposal No. 1 – Election of Directors

The existing directors were re-elected by the stockholders by the following vote:

Director/Nominee	Votes For	Votes Withheld	Broker Non- Votes
Thomas Graham, Jr.	2,864,247	55,206	6,964,133
Victor E. Alessi	2,857,731	61,722	6,964,133
Kathleen Kennedy Townsend	2,894,925	24,528	6,964,133
Daniel B. Magraw	2,875,880	43,573	6,964,133
Seth Grae	2,888,406	31,047	6,964,133

Proposal No. 2 – Ratification of Auditors

The proposal to ratify the appointment of Anderson Bradshaw PLLC as Lightbridge Corporation’s independent registered public accounting firm for the year ending December 31, 2014 was approved by the stockholders by the following vote:

Votes For	Votes Withheld	Abstain
9,763,750	26,107	93,729

Proposal No. 3 – Advisory Vote on Executive Compensation

The proposal to approve, on an advisory basis, Lightbridge Corporation’s executive compensation as described in Lightbridge Corporation’s proxy statement dated April 25, 2014 was approved by the stockholders by the following vote:

Votes For	Votes Withheld	Abstain	Broker Non-Votes
2,632,307	181,364	105,782	6,964,133

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIGHTBRIDGE CORPORATION

By: /s/ Seth Grae
Seth Grae
President and Chief Executive Officer

June 23, 2014